U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                April 26, 2001
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                        Socrates Technologies Corporation
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             (Exact name of registrant as specified in its charter)

            Delaware                  0-26614               54-1707718
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(State or other jurisdiction of     (Commission          (I.R.S. Employer
incorporation or organization)     File Number)        Identification No.)

  8133 Leesburg Pike, Suite 770, Vienna, VA                  22182
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  (Address of principal executive offices)                (Zip code)

               Registrant's telephone number, including area code:
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                                 (703) 288-6500

          Former name or former address, if changed since last report:
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                        Socrates Technologies Corporation
                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.  Changes in Control of Registrant.
         None.

Item 2.  Acquisition or Disposition of Assets.

The Registrant and its two operating subsidiaries, Networkland Inc. and Technet Computer Services, Inc., entered into an Asset Purchase Agreement, dated March 27, 2001, with CBQ, Inc., a Colorado corporation with its common stock listed on the Over the Counter Market (Symbol: CBQI). Under the asset acquisition agreement, CBQ will:

(1) assume  accounts payable of Networkland and Technet, and

(2) issue 7,650,000 shares of CBQ common stock, which stock is to be registered under the Securities Act by October 31,2001; and

(3) issue a three year promissory note in the principal amount of $700,000 bearing interest at 10% per year with interest only payable on the first day of March, June, September and October of each year and with principal paid in full on the maturity date, in return for substantially all of the assets of Networkland, and of Technet.

Networkland employees will be transferred to CBQI.
Technet employees will be retained by Technet and leased to CBQI.

The Asset Purchase Agreement is subject to the execution of an Escrow Agreement. This Escrow Agreement was expected to be signed within a couple of business days after the signing of the Asset Purchase Agreement.

Neither the Registrant nor Networkland or Technet has signed the Escrow Agreement pending

1.) Registrant's resolution with the purchasers of Registrant's 4% Debentures due March 20, 2005, with outstanding principal notes amounting to $3,539,333, and

2.) A final settlement of the Technospin Inc. case in U.S. District Court (Maryland).

CBQ issued a press release on the asset purchase agreement on April 5, 2001, although Registrant had not completed the Escrow Agreement and was later enjoined from finalizing it by a court order. Registrant expects the Technospin case to be signed by the US District Court shortly.

Registrant experienced severe cashflow problems and reported in its last 10q filed on December 22, 2000, that Registrant is at risk of not being able to continue as an ongoing concern. Registrant conducted a good faith effort during the past six months to find a suitable purchaser of assets or a candidate to acquire the Registrant in a business combination. From December 2000 onwards until the end of March 2001, monthly revenues of the two operating subsidiaries, Networkland and Technet, decreased about 30%, and both subsidiaries suffered over 30% loss in personnel eliminating any hope for the Registrant and its subsidiaries to survive as an independent entity. The Board of Directors terminated the services of the Chief Executive Officer responsible for Networkland and Technet on March 22, 2001. The individual has filed complaints against Networkland and Technet for wrongful dismissal.



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Item 3.  Bankruptcy or Receivership.

         None.

Item 4.  Changes in Registrant's Certifying Accountant.
         None.

Item 5.  Other Events.

On April 17, 2001, the Registrant was served with a complaint (Case# 01CIV2296) filed by the Debenture holders in the United States District Court for the Southern District of New York against the Registrant, Grant Thornton, LLP, the Registrant's auditors, and certain members of the Registrant's current and former management. The complaint alleges, among other things, that the Registrant breached the agreements underlying the Debentures and made false and misleading statements to the plaintiffs in connection with the sale of the Debentures and related transactions.

The Registrant believes that the claims in the complaint are frivolous and the Registrant intends to defend itself against all claims and causes of action alleged in the complaint.

Item 6. Resignation of Directors.

Item 7. Financial Statements, Pro Forma Financial Information. Exhibits.

         99.1 Complaint in Celeste Trust Reg., et al. v. Socrates Technologies Corp., et al., U.S. District Court for Southern District of New York (Case# 01 CIV 2296) (to be filed by amendment)

Item 8. Change in Fiscal Year.
        None.

Item 9. Regulation FD Information.

        None



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2001
                                         /s/ Andreas Keller
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                                         Andreas Keller, Chief Executive Officer